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                                                                  Exhibit 24(c)

                         PROTECTIVE LIFE CORPORATION
                             2801 Highway 280 South
                           Birmingham, Alabama  35223

          KNOW ALL MEN BY THESE PRESENTS that the undersigned Officers and Directors of Protective Life Corporation, a Delaware corporation (the "Corporation"), hereby constitute and appoint Drayton Nabers, Jr., John D. Johns and Deborah J. Long, and each of them, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact, and any one or more of them, to sign for the undersigned and in their respective names as Officers and as Directors of the Corporation (both in such capacity and in capacities necessary for the execution of documents in their names on behalf of the Corporation in its capacity as a member or managing member of any such limited liability company as the Corporation may form under the laws of the State of Delaware (any such subsidiary, "PLC
Capital LLC") one or more Registration Statements on Form S-3 of the Corporation and PLC Capital LLC to be filed with the Securities and Exchange Commission, Washington, D.C., under the Securities Act of 1933, as amended, and any amendment or amendments to such Registration Statements, relating to the debt securities and preferred stock of the Corporation, the preferred limited liability company interests of PLC Capital LLC and related backup undertakings of the Corporation to be offered to the public, and the undersigned hereby ratify and confirm all acts taken by such agents and attorneys-in-fact, or any one or more of them, as herein authorized.

Dated:  March 24, 1994

Name                               Title


/s/ Drayton Nabers, Jr.            President and Chief
- --------------------------           Executive Officer and
Drayton Nabers, Jr.                  Director


/s/ John D. Johns                  Executive Vice President
- -------------------------            and Chief Financial
John D. Johns                        Officer


/s/ Jerry W. DeFoor                Vice President and
- -------------------------            Controller, and Chief
Jerry W. DeFoor                      Accounting Officer

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/s/ William J. Rushton III         Chairman of the Board
- --------------------------           and Director
William J. Rushton III

/s/ John W. Woods                  Director
- --------------------------
John W. Woods


/s/ Crawford T. Johnson III        Director
- ---------------------------
Crawford T. Johnson III


/s/ William J. Cabaniss, Jr.       Director
- ----------------------------
William J. Cabaniss, Jr.


/s/ H.G. Pattillo                  Director
- -----------------------------
H.G. Pattillo


/s/ Edward L. Addison              Director
- -----------------------------
Edward L. Addison


/s/ John J. McMahon, Jr.           Director
- -----------------------------
John J. McMahon, Jr.


/s/ A. W. Dahlberg                 Director
- -----------------------------
A.W. Dahlberg


/s/ John W. Rouse, Jr.             Director
- -----------------------------
John W. Rouse, Jr.


/s/ Robert T. David                Director
- -----------------------------
Robert T. David


                                   Director
- -----------------------------
Ronald L. Kuehn, Jr.


/s/ Herbert A. Sklenar             Director
- -----------------------------
Herbert A. Sklenar